Exhibit 99
                                                                    ----------

FOR IMMEDIATE RELEASE

FOR:                                            CONTACT:
      Packaging Dynamics Corporation              Ms. Sharon Thompson
      3900 West 43rd Street                       Packaging Dynamics Corporation
      Chicago, IL  60632                          (773) 843-8013

             PACKAGING DYNAMICS CORPORATION REPORTS RESULTS FOR THE
                     THIRD QUARTER ENDED SEPTEMBER 30, 2004


Chicago, IL: Thursday, November 4, 2004 - Packaging Dynamics Corporation (NASDAQ-PKDY)(the "Company" or "Packaging Dynamics") reported results of operations for the third quarter ended September 30, 2004.

Consolidated Results:
--------------------

The Company reported net income for the third quarter of $2.2 million, or $0.22 per diluted share, compared to a net loss of $15.9 million, or $1.62 per diluted share, reported in the third quarter of 2003.

For the nine months ended September 30, 2004, the Company reported net income of $6.1 million, or $0.61 per diluted share, compared to a net loss of $13.3 million, or $1.37 per diluted share, for the nine months ended September 30, 2003.

Continuing Operations:
---------------------

Continuing operations is comprised of the Company's core converting operations which serve various food packaging and specialty laminations markets.

Effective September 14, 2004, the Company completed the previously announced acquisition of Papercon, Inc. ("Papercon"), an Atlanta, Georgia based manufacturer and marketer of a broad range of paper and foil based specialty packaging products for foodservice, supermarket, quick service restaurant and food processor customers. The Company's results of operations for the third quarter of 2004 include the results of operations of Papercon from the date of acquisition.

Net sales for the third quarter were $74.3 million, a 22.3% increase over net sales of $60.8 million in the third quarter of 2003. Papercon contributed approximately $5.6 million of net sales during the quarter. Excluding Papercon, net sales increased 13.2% reflecting the acquisition of the Iuka plant in December 2003 as well as unit volume growth and raw material related pricing actions.

Income from operations for the third quarter was $5.4 million compared to $3.8 million in the third quarter of 2003. The Company's 2004 results were negatively impacted by $0.2 million related to fair value adjustments to inventory in connection with purchase accounting for the Papercon acquisition. The Company's 2003 results included a loss of $0.8 million on the disposal of assets in connection with the Company's productivity improvement program. Excluding the non-recurring fair value adjustment in the current year and the loss on disposal of assets in the prior year, income from operations increased 21.7% to $5.6 million from $4.6 million in the prior year. The increase was attributable to incremental earnings from Papercon and the Iuka plant as well as increased earnings in the Company's base business resulting from increased sales and operational improvement initiatives partially offset by raw material cost increases and higher operating expenses. Operating margin for the third quarter, excluding the items discussed above, was 7.5%, essentially unchanged from the prior year.

Reported net income from continuing operations for the third quarter was $2.3 million, or $0.23 per diluted share, an 86.5% increase over net income from continuing operations of $1.2 million, or $0.13 per diluted share, in the third quarter of 2003. The Company's 2004 results include the impact of the non-recurring fair value adjustment discussed above as well as the write-off of $0.2 million of costs incurred in connection with amending the terms of its term debt to provide for the Papercon acquisition. The Company's 2003 results include the loss on disposal of assets discussed above as well as the write-off of $0.6 million of unamortized financing costs in connection with its September 2003 senior debt refinancing. Excluding these items, adjusted earnings per diluted share from continuing operations (as more fully described and reconciled in the attached financial statements) were $0.25 for the third quarter of 2004 compared to $0.21 in the third quarter of 2003.

Discontinued Operations:
-----------------------

Discontinued operations is comprised of the Company's Specialty Paper operation which was exited during the fourth quarter of 2003.

Net loss from discontinued operations was $0.1 million, or $0.01 per diluted share, compared to a net loss of $17.2 million, or $1.75 per diluted share, in the third quarter of 2003. Net loss from discontinued operations for the current quarter represents approximately $0.3 million of pretax costs associated with the ongoing program to clear the site, recover assets and dispose of the Detroit property, offset by approximately $0.1 million of proceeds from the sale of equipment. Net loss from discontinued operations for the third quarter of 2003 included a $22.1 million ($13.4 after taxes) asset impairment charge, a $2.8 million ($1.7 after taxes) severance charge, and a $0.2 million ($0.1 after taxes) write-off of unamortized financing costs.

Balance Sheet:
-------------

At September 30th, the Company had total debt of $141.4 million, and cash of $21.7 million compared to total debt of $67.9 million and cash of $1.3 million at June 30, 2004. The increase in debt and cash is due to the Company's acquisition of Papercon effective September 14, 2004. On October 27th, the Company used existing cash balances to repay $22.6 million of borrowings under its revolving credit facility.

Summary and Outlook:
-------------------

"Packaging Dynamics achieved strong financial results again in the third quarter", commented Frank V. Tannura, Chairman and Chief Executive Officer. "Internal growth of approximately 5% was augmented by the additions of the Papercon business and the Iuka plant. We were able to achieve stable operating margins compared to the prior year despite experiencing significant raw material cost increases throughout the year. The acquisition of Papercon strengthens our food packaging business by extending our product portfolio, markets served and geographic reach. We are looking forward to Papercon's contributions to the strategic and financial success of Packaging Dynamics."

Mr. Tannura added "Packaging Dynamics is currently targeting earnings per share from continuing operations of $1.00 for 2004, excluding non-recurring expense impacts related to the Papercon acquisition. Management is very excited about the prospects for our business in 2005. Our preliminary continuing operations earnings per share target for 2005 is $1.20 to $1.30 with earnings growth driven by revenue growth and productivity initiatives as well as the Papercon acquisition and debt reduction."

Earnings Call:
-------------

The Company will hold a conference call on Friday, November 5, 2004 at 10:00 a.m. (ET) to discuss the news release. For access to the conference call, please dial 1-800-762-4758 (U.S.) by 9:45 a.m. (ET) on November 5th. The access code is "Packaging Dynamics Earnings Call." A replay of the call will be available from approximately 5:00 p.m. (ET) on November 5th through 12:59 p.m.
(ET) on November 19th. To access the replay, please dial 1-800-475-6701 (U.S.) or 1-320-365-3844 (International), access code 753071.

Packaging Dynamics, headquartered in Chicago, Illinois, is a flexible packaging company that laminates and converts paper, film and foil into various value-added flexible packaging products for the food service, food processing, bakery, supermarket, deli and concession markets as well as a limited number of industrial markets. For more information, visit our website at www.pkdy.com.

The statements contained in this press release are forward-looking and are identified by the use of forward- looking words and phrases, such as "estimates," "plans," "expects," "to continue," "subject to," "target" and such other similar phrases. These forward-looking statements are based on the current expectations of the Company. Because forward-looking statements involve risks and uncertainties, the Company's plans, actions and actual results could differ materially. Among the factors that could cause plans, actions and results to differ materially from current expectations are: (i) changes in consumer demand and prices resulting in a negative impact on revenues and margins; (ii) raw material substitutions and increases in the costs of raw materials, utilities, labor and other supplies; (iii) increased competition in the Company's product lines; (iv) changes in capital availability or costs; (v) workforce factors such as strikes or labor interruptions; (vi) the ability of the Company and its subsidiaries to develop new products, identify and execute capital programs and efficiently integrate acquired businesses; (vii) the cost of compliance with applicable governmental regulations and changes in such regulations, including environmental regulations; (viii) the general political, economic and competitive conditions in markets and countries where the Company and its subsidiaries operate, including currency fluctuations and other risks associated with operating in foreign countries; and (ix) the timing and occurrence (or non-occurrence) of transactions and events which may be subject to circumstances beyond the control of the Company and its subsidiaries.

Following are more detailed financial results for the three and nine months ended September 30, 2004.



                                                  PACKAGING DYNAMICS CORPORATION
                                               CONSOLIDATED STATEMENTS OF OPERATIONS
                                           (dollars in thousands, except per share data)
                                                            (unaudited)

                           For the three months ended September 30, 2004      For the three months ended September 30, 2003
                           ---------------------------------------------      ---------------------------------------------
                             Reported        Adjustments     Adjusted         Reported        Adjustments     Adjusted
                            -----------      ----------     -----------       ----------      ----------     -----------

Net sales                    $  74,314                      $   74,314        $  60,755                       $  60,755
   Cost of goods sold           63,856           (234) (2)      63,622           52,195                          52,195
                            -----------      ----------     -----------       ----------      ----------     -----------
Gross profit                    10,458            234           10,692            8,560              -            8,560
   Operating Expenses            5,098                           5,098            4,770           (806) (4)       3,964
                            -----------      ----------     -----------       ----------      ----------     -----------
Income from operations           5,360            234            5,594            3,790            806            4,596

Interest expense                 1,533           (150) (3)       1,383            1,729           (584) (3)       1,145
                            -----------      ----------     -----------       ----------      ----------     -----------
Income before income taxes       3,827            384            4,211            2,061          1,390            3,451
Income tax provision             1,512            152            1,664              820            549            1,369
                            -----------      ----------     -----------       ----------      ----------     -----------
Income from continuing
operations                   $   2,315       $    232       $    2,547            1,241       $    841       $    2,082
                                             ==========                                       ==========
Loss from discontinued
operations                        (122) (1)                       (122)         (17,163) (1)                    (17,163)
                            -----------                     -----------       ----------                     -----------
Net income (loss)            $   2,193                      $    2,425        $ (15,922)                     $  (15,081)
                            ===========                     ===========       ==========                     ===========

Reported and adjusted income (loss) per share:

  Basic:
    Continuing operations    $    0.24                      $     0.26        $    0.13                      $     0.22
    Discontinued operations      (0.02)                          (0.01)           (1.77)                          (1.78)
                             ----------                     -----------       ----------                     -----------
      Net income (loss)      $    0.22                      $     0.25        $   (1.64)                     $    (1.56)
                            ===========                     ===========       ==========                     ===========
Fully diluted:
    Continuing operations    $    0.23                      $      0.25       $    0.13                      $     0.21
    Discontinued operations      (0.01)                           (0.01)          (1.75)                          (1.75)
                            -----------                     -----------       ----------                     -----------
      Net income (loss)      $    0.22                      $      0.24       $   (1.62)                     $    (1.54)
                            ===========                     ===========       ==========                     ===========

Weighted average shares outstanding:

  Basic                      9,826,431                        9,826,431        9,681,504                      9,681,504
                            ===========                     ===========       ==========                     ===========
  Fully diluted             10,187,034                       10,187,034        9,817,393                      9,817,393
                            ===========                     ===========       ==========                     ===========
___________________________________________________________________________________________________________________________

Reconciliation of Income from Operations to EBITDA

  Income from operations    $    5,360       $    234        $    5,594       $    3,790       $   806       $    4,596
  Depreciation                   1,528              -             1,528            1,500             -            1,500
                            -----------    -----------      -----------       ----------     -----------     -----------
  EBITDA                    $    6,888       $    234        $    7,122       $    5,290       $   806       $    6,096
                            ===========    ===========      ===========       ==========     ===========     ===========


                                                  PACKAGING DYNAMICS CORPORATION
                                               CONSOLIDATED STATEMENTS OF OPERATIONS
                                           (dollars in thousands, except per share data)
                                                            (unaudited)


                               For the nine months ended September 30, 2004         For the nine months ended September 30, 2003
                               --------------------------------------------        ----------------------------------------------
                                Reported       Adjustments       Adjusted           Reported         Adjustments       Adjusted
                               -----------     -----------      -----------        ------------      -----------      -----------

Net sales                      $   212,590                       $  212,590         $   181,222                        $  181,222
Cost of goods sold                 182,905           (234) (2)      182,671             155,909                           155,909
                               -----------     -----------      -----------        ------------      -----------      -----------
Gross profit                        29,685            234            29,919              25,313               -           25,313
  Operating Expenses (4)            14,313                           14,313              12,551            (813)          11,738
                               -----------     -----------      -----------        ------------      -----------      -----------
Income from operations              15,372            234            15,606              12,762             813           13,575

Interest expense                     3,891           (150) (3)        3,741               4,356            (584)           3,772
                               -----------     -----------      -----------        ------------      -----------      -----------
Income before income taxes          11,481            384            11,865               8,406           1,397            9,803
Income tax provision                 4,535            152             4,687               3,321             552            3,873
                               -----------     -----------      -----------        ------------      -----------      -----------
Income from continuing
operations                           6,946      $     232        $    7,178               5,085       $     845       $    5,930
                                               ===========                                           ===========
Loss from discontinued
operations                            (821) (1)                        (821)            (18,425) (1)                      (18,425)
                               -----------                       -----------        ------------                       -----------
Net income (loss)              $     6,125                       $    6,357         $   (13,340)                       $  (12,495)
                               ===========                       ===========        ============                       ===========

Reported and adjusted income (loss) per share:

  Basic:
    Continuing operations      $      0.71                       $     0.74         $      0.53                        $     0.61
    Discontinued operations          (0.08)                           (0.09)              (1.91)                            (1.90)
                               -----------                       -----------        ------------                       -----------
      Net income (loss)        $      0.63                       $     0.65         $     (1.38)                       $    (1.29)
                               ===========                       ===========        ============                       ===========

  Fully diluted:
    Continuing operations      $      0.69                       $     0.71         $      0.52                        $     0.61
    Discontinued operations          (0.08)                           (0.08)              (1.89)                            (1.89)
                               -----------                       -----------        ------------                       -----------
      Net income (loss)        $      0.61                       $     0.63         $     (1.37)                       $    (1.28)
                               ===========                       ===========        ============                       ===========

Weighted average shares outstanding:

  Basic                          9,730,166                        9,730,166           9,662,514                         9,662,514
                               ===========                       ===========        ============                       ===========
  Fully diluted                 10,060,247                       10,060,247           9,758,347                         9,758,347
                               ===========                       ===========        ============                       ===========

____________________________________________________________________________________________________________________________________

Reconciliation of Income from Operations to EBITDA

  Income from operations       $    15,372      $      234       $   15,606        $     12,762       $     813       $   13,575
  Depreciation                       4,347               -            4,347               4,456               -            4,456
                               -----------     -----------      -----------        ------------      -----------      -----------
  EBITDA                       $    19,719      $      234       $   19,953        $     17,218       $     813       $    18,031
                               ===========     ===========      ===========        ============      ===========      ===========


                       PACKAGING DYNAMICS CORPORATION
          NOTES TO CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                (dollars in thousands, except per share data)
                                 (unaudited)


(1) Represents the results of operations for the Company's Detroit paper mill and Specialty Paper business which was exited during the fourth quarter of 2003 following a September 4, 2003 announcement. Net loss for the quarter and nine months ended September 30, 2004 is comprised of the pretax costs associated with the ongoing program to clear the site, recover assets and dispose of the Detroit property, offset by the proceeds from the sale of equipment. In the third quarter of 2003, the Company recorded a $22,094 ($13,367 after taxes) asset impairment charge, a $2,800 ($1,694 after taxes) severance charge, and a $155 ($94 after taxes) write-off of unamortized financing costs.

(2) Reflects the non-recurring impact of fair value adjustments to inventory in connection with purchase accounting for the Papercon acquisition.

(3) Reflects the write-off of fees and expenses incurred in connection with refinancing transactions. In the third quarter of 2004, the Company expensed $150 of costs incurred in connection with amending the terms of its term debt to provide for the Papercon acquisition. In the third quarter of 2003, the Company expensed $739 in unamortized bank fees ($584 in continuing operations and $155 in discontinued operations) resulting from the Company's credit facility refinancing.

(4) Reflects losses incurred on the disposal of certain machinery and equipment taken out of service as part of the Company's ongoing productivity improvement program. The loss on the disposal was $806 and $813 for the three and nine months ended September 30, 2003, respectively.